EXHIBIT (b)

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Report on Form N-CSR of Advent Claymore Convertible Securities and Income Fund (the “Company”) for the annual period ended October 31, 2018 (the “Report”), Tracy V. Maitland, as President and Chief Executive Officer of the Company, and Robert White, as Treasurer and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:
(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 4, 2019

             /s/ Tracy V. Maitland
Name:  Tracy V. Maitland
Title:   Chief Executive Officer

           /s/ Robert White
Name: Robert White
Title:   Chief Financial Officer